Exhibit 99.1

STATEMENT OF AMERICAN SEAFOODS

REGARDING RECENT FREIGHTER GROUNDING IN ALEUTIAN ISLANDS

(December 17, 2004)

On December 8, 2004, the 738 foot freighter SELENDANG AYU went aground and broke in two on the northwest side of Unalaska Island in the Aleutian Islands. According to U.S. Coast Guard reports, the vessel was reportedly carrying 424,000 gallons of heavy Bunker C fuel oil and 18,000 gallons of marine diesel oil. Since the grounding, an unknown amount of these oils has leaked from the vessel.

American Seafoods has received several inquiries whether this grounding and subsequent oil spill are expected to have any material impact on our business or operations. At this time, we believe it will not. First, Coast Guard and other governmental reports indicate that the impacts of the grounding have been limited to shorelines and bays in the immediate vicinity of the grounding. Second, our pollock “A” season does not begin until January 20, 2005. News reports state that substantial cleanup of the site is expected to occur before that time. Finally, our traditional pollock fishing grounds are between 100 and 500 miles from the grounding site and in the unlikely event that any oil drifts this distance, we have the operational flexibility to change fishing locations with no expected material impact on our operations.

For further information, please contact Amy Humphreys, VP of Finance and Business Development, or Brad Bodenman, Chief Financial Officer, at (206) 374-1515.

Forward Looking Statements

This statement contains forward-looking statements. The words “will,” “believes,” “anticipates,” “intends,” “estimates,” “expects,” “projects,” “plans,” or similar expressions are intended to identify forward-looking statements. All statements herein other than statements of historical fact, including statements which address our strategy, future operations, future financial position, estimated sales, projected costs, prospects, plans and objectives of management and events or developments that the Company expects or anticipates will occur, are forward-looking statements. All forward-looking statements speak only as of the date on which they are made. They rely on a number of assumptions concerning future events and are subject to a number of risks and uncertainties, many of which are outside of the Company’s control and could cause actual results to differ materially from such statements.

American Seafoods does not undertake to update any statements made herein.